BY-LAWS

OF

THE INCOME FUND OF AMERICA
(the “Trust”)

ARTICLE 1
INTRODUCTION; DEFINITIONS

Any terms defined in the Trust’s Agreement and Declaration of Trust (the “Declaration”), as amended from time to time, shall have the same meaning when used herein.

These By-laws shall be subject to the Declaration.  In the event of any inconsistency between the terms of these By-laws and the terms of the Declaration, the terms of the Declaration shall control.

ARTICLE 2
OFFICES

Section 2.01                      Registered Agent.  The Trust shall maintain a registered agent in the State of Delaware, which agent shall initially be The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801. The Trustees may designate a successor resident agent, provided, however, that such appointment shall not become effective until written notice thereof is delivered to the office of the Secretary of State.

Section 2.02                      Offices.  The Trust may have its principal office and other offices in such places within as well as without the State of Delaware as the Trustees may from time to time determine.

ARTICLE 3
SHAREHOLDERS

Section 3.01                      Meetings.  Meetings of the Shareholders shall be held as provided in the Declaration at such place within or without the State of Delaware as the Trustees shall designate.

Section 3.02                      Chairman and Secretary of Meetings of Shareholders.  The meetings of Shareholders shall be presided over by the Chairman.  If the Chairman is not present, the meeting of Shareholders shall be presided over by the Vice Chairman, if any, or if he is not present, by the President, or if none of them is present, then any officer of the Trust appointed by the President to act on his or her behalf shall preside over such meetings.  The Secretary, if present, shall act as a Secretary of such meetings, or if he is not present or is otherwise presiding over the meeting in another capacity, an Assistant Secretary, if any, shall so act.  If neither the Secretary nor the Assistant Secretary is present or, if present, the Secretary is otherwise presiding over the meeting in another capacity, then any such person appointed by the Secretary to act on his behalf shall act as Secretary of such meetings.

Section 3.03                      Conduct of Meetings of Shareholders.  The Trustees shall be entitled to make such rules and regulations for the conduct of meetings of the Shareholders as they shall deem necessary, appropriate or convenient.  Subject to such rules and regulations of the Trustees, if any, the Chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such Chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to Shareholders of record of the Trust and their duly authorized and constituted proxies, and such other persons as the Chairman shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants, and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot.

Section 3.04                      Voting.  The Shareholders entitled to vote at any meeting of Shareholders shall be determined in accordance with the provisions of the Declaration, as in effect as of such time.  On any matter other than election of Trustees, any Shareholder may vote part of the Shares in favor of the proposal and refrain from voting the remaining Shares or vote them against the proposal, but if the Shareholder fails to specify the number of Shares which the Shareholder is voting affirmatively, it will be conclusively presumed that the Shareholder’s approving vote is with respect to all of the Shares that such Shareholder is entitled to vote on such proposal.

ARTICLE 4
TRUSTEES

Section 4.01                      Meetings.  Meetings of the Trustees may be held as provided in the Declaration at such place within or without the State of Delaware as the Trustees shall designate.

Section 4.02                      Committees.  The Board of Trustees of the Trust (the “Board”) may, by resolution passed by a majority of the entire Board, designate one or more committees, each committee to consist of one or more of the Trustees.  The Board may designate one or more Trustees as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. If the Chairman is not an “interested person” of the Fund, as that term is defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended (the “1940 Act”), he shall be an ex officio member of each committee of which he is not otherwise a member (other than any committee made up of one Trustee).  An ex officio member of a committee may take part in discussions of that committee’s business, but shall not be considered for the purposes of calculating attendance, determining a quorum, voting or authorizing any action by such committee.  Any committee of the Board, to the extent provided in a resolution or by applicable law, shall have and may exercise the powers of the Board in the management of the business and affairs of the Trust, provided, however, that in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board and may operate pursuant to a written charter adopted by the Committee. Each committee shall keep regular minutes of its meetings and report the same to the Board when required.  Committee members (including ex officio members) shall be entitled to compensation from the Trust, and the Trustees may fix the amount of such compensation.

Section 4.03                      Advisory Board.  The Board may create an Advisory Board of the Trust.  The Board shall appoint the Advisory Board Members thereof, fix their compensation from time to time and determine the scope of the Advisory Board’s participation in the activities of the Trust.

Section 4.04                      Trustees Emeritus.  The Board may appoint Trustees emeritus to act as advisors to the Board and may fix their compensation from time to time.

ARTICLE 5
OFFICERS

Section 5.01                      Executive Officers.  The Board may appoint a Vice Chairman of the Board from among the Trustees, and shall appoint a President, a Principal Executive Officer, a Secretary and a Treasurer none of whom need be a Trustee. The Board may also appoint one or more Principal Investment Officers, one or more Executive Vice Presidents, one or more Senior Vice Presidents, one or more Vice Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers and such other officers as the Board shall deem necessary or appropriate.  None of the foregoing need be a Trustee. Any two or more of the above-mentioned offices, except those of President and Vice President, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument be required by law, by the Declaration, by these By-laws or by resolution of the Board to be executed by any two or more officers. Each such officer shall hold office until such officer’s successor shall have been duly appointed, or until such officer shall have resigned or shall have been removed. Any vacancy in any of the above offices may be filled for the unexpired portion of the term by the Board.  The foregoing officers shall be agents of the Trust for purposes of the Act.

Section 5.02                      Vice Chairman of the Board.  The Vice Chairman of the Board, if one be appointed, shall, when present and in the absence of the Chairman of the Board, preside at all meetings of the Shareholders and the Board, and shall perform such other duties as may from time to time be assigned by the Board of Trustees or as may be required by law.

Section 5.03                      President.  In the absence of the Chairman or Vice Chairman of the Board, the President shall preside at all meetings of the Shareholders and of the Board at which the President is present, and in general shall perform all duties incident to the office of a president of a corporation, and such other duties as, from time to time, may be assigned by the Board.

Section 5.04                      Vice Presidents.  The Vice President or Vice Presidents, including any Executive Vice President(s) or Senior Vice President(s), at the request of the President or in the President’s absence or during the President’s inability or refusal to act, shall perform the duties and exercise the functions of the President, and when so acting shall have the powers of the President. If there be more than one Vice President, the Board may determine which one or more of the Vice Presidents shall perform any such duties or exercise any of such functions, or if such determination is not made by the Board, the President may make such determination. The Vice President or Vice Presidents shall have such other powers and perform such other duties as may be assigned by the Board, the Chairman, or the President.

Section 5.05                      Secretary and Assistant Secretaries.  The Secretary shall: keep the minutes of the meetings of the Shareholders, of the Board and of any committees, in books provided for the purpose; see that all notices are duly given in accordance with the provisions of the Declaration, these By-Laws or as required by law; be custodian of the records of the Trust; and in general perform all duties incident to the office of a secretary of a corporation, and such other duties as, from time to time, may be assigned by the Board, the Chairman of the Board, or the President.

The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board, the President or the Chairman of the Board, shall, in the absence of the Secretary, upon the delegation by the Secretary, or in the event of the Secretary’s inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

Section 5.06                      Treasurer and Assistant Treasurers.  The Treasurer shall: have charge of and be responsible for all funds, securities, receipts and disbursements of the Trust, and shall deposit, or cause to be deposited, in the name of the Trust, all moneys or other valuable effects of the Trust in such banks, trust companies or other depositories as shall, from time to time, be selected by the Board; render to the President, the Chairman of the Board and to the Board, whenever requested, an account of the financial condition of the Trust; and in general perform all the duties incident to the office of a treasurer of a corporation, and such other duties as may be assigned by the Board, the President or the Chairman of the Board.

The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board, the President or the Chairman of the Board, shall, in the absence of the Treasurer, upon the delegation by the Treasurer, or in the event of the Treasurer’s inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

Section 5.07                      Subordinate Officers.  The Board may from time to time appoint such subordinate officers as it may deem desirable. Each such officer shall hold office for such period and perform such duties as the Board, the President or the Chairman of the Board may prescribe and shall be an agent of the Trust for purposes of the Act. The Board may, from time to time, authorize any committee or officer to appoint and remove subordinate officers and prescribe the duties thereof.

Section 5.08                      Removal.  Any officer or agent of the Trust may be removed, with or without cause, by the Board whenever, in its judgment, the best interests of the Trust will be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed.

ARTICLE 6
CERTIFICATES

If the Board authorizes the issuance of certificates representing the Shares of beneficial interest of the Trust, such certificates shall be signed by the President, the Chairman of the Board or a Vice President and countersigned by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer. The signatures may be either manual or facsimile signatures. No certificates shall be issued for fractional Shares. Such certificates shall be in such form, not inconsistent with law or with the Declaration, as shall be approved by the Board. In case any officer of the Trust who has signed any certificate ceases to be an officer of the Trust, whether because of death, resignation or otherwise, before such certificate is issued, the certificate may nevertheless be issued and delivered by the Trust as if the officer had not ceased to be such officer as of the date of its issue.

If the Board authorizes the issuance of certificates, the Board may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Trust alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or such owner’s legal representative, to advertise the same in such manner as it shall require and/or to give the Trust a bond in such sum as it may direct as indemnity against any claim that may be made against the Trust with respect to the certificate alleged to have been lost, stolen or destroyed.

ARTICLE 7
CUSTODY OF SECURITIES

All securities and cash of the Trust shall be held by a custodian meeting the requirements of Section 17 of the 1940 Act.  The Trustees may also authorize the custodian to employ one or more sub-custodians from time to time to perform such of the acts and services of the custodian and upon such terms and conditions as may be agreed upon between the custodian and such sub-custodian and approved by the Trustees.  The Trust shall, upon the resignation or inability to serve of the custodian, use its best efforts to obtain a successor custodian; require that the cash and securities owned by the Trust be delivered directly to the successor custodian; and if no successor custodian can be found, the Trust shall function without a custodian and require that the cash and securities owned by the Trust be delivered directly to the Trust.

The Trustees may direct the custodian to deposit all or any part of the securities owned by the Trust in a system for the central handling of securities established by a national securities exchange or a national securities association registered with the U.S. Securities and Exchange Commission under the Securities Exchange Act of 1934, or such other person as may be permitted by the U.S. Securities and Exchange Commission, or otherwise in accordance with applicable law, pursuant to which system all securities of any particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities, provided that all such deposits shall be subject to withdrawal only upon the order of the Trust. The Trustees may direct the custodian to accept written receipts or other written evidences indicating purchases of securities held in book-entry form in the Federal Reserve System in accordance with regulations promulgated by the Board of Governors of the Federal Reserve System and the local Federal Reserve Banks in lieu of receipt of certificates representing such securities.

ARTICLE 8
GENERAL PROVISIONS

Section 8.01                      Checks.  All checks or demands for money and notes of the Trust shall be signed by such officer or officers or such other person or persons as the Board may from time to time designate.

Section 8.02                      Representation of Shares.  Any officer of the Trust or such other person or persons as the Board may from time to time designate is authorized to vote, represent and exercise on behalf of the Trust any and all rights incident to any Shares or other securities of any corporation or other business enterprise owned by the Trust.

Section 8.03                      Seal.  The Trustees may adopt a seal which shall be in such form and shall have such inscription thereon as the Trustees may from time to time prescribe.

Section 8.04                      Inspection of Books.  Pursuant to Section 3819 of the Act, the Trustees shall from time to time determine whether and to what extent, and at what times and places, and under what conditions and regulations the accounts and books of the Trust, or any of them, shall be open to the inspection of the Shareholders; and no Shareholder shall have any right of inspecting any account or book or document of the Trust except as conferred by law or authorized by the Trustees.

Section 8.05                      Execution of Contracts and Instruments.  The Trustees, except as otherwise provided in these By-laws or the Declaration, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in name and on behalf of the Trust and this authority may be general or confined to specific instances; and unless so authorized or ratified by the Trustees or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Trust by contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

Section 8.06                      Severability.  The provisions of these By-laws are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, the regulated investment company provisions of the Internal Revenue Code or other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of these By-laws (including, if the context requires, any non-conflicting provisions contained in the same section or subsection as the conflicting provision); provided, however, that such determination shall not affect any of the remaining provisions of these By-laws or render invalid or improper any action taken or omitted prior to such determination.  If any provision of these By-laws shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provisions in any other jurisdiction or any other provision of these By-laws in any jurisdiction.

Section 8.07                      Headings.  Headings are placed herein for convenience of reference only and in case of any conflict, the text of these By-laws rather than the headings shall control.

ARTICLE 9
AMENDMENTS

These By-laws may be altered, amended or repealed, or new By-laws may be adopted by a majority of the Trustees, without the consent of any Shareholder of the Trust.